POWER OF ATTORNEY CONCERNING
SECURITIES AND EXCHANGE COMMISSION FORMS 3, 4 AND 5 FILINGS

This Statement confirms that the undersigned, Bobby R. Inman, has authorized and designated Richard R. Grinnan, Jeffrey M. Jarosinski and Katherine J. Carpenter to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Massey Energy Company. The authority of Richard R. Grinnan, Jeffrey M. Jarosinski and Katherine J. Carpenter under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Massey Energy Company unless earlier revoked in writing.  The undersigned acknowledges that Richard R. Grinnan, Jeffrey M. Jarosinski and Katherine J. Carpenter are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated:	February 24, 2008	/s/	Bobby R. Inman
		Printed Name:	Bobby R. Inman